Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated combined financial data reflects Atlas Resource Partners, L.P.’s (the “Partnership”) historical results as adjusted on a pro forma basis to give effect to its acquisitions of (i) certain assets from Carrizo Oil & Gas, Inc. (NASDAQ: CRZO; “Carrizo”) on April 30, 2012 and the related issuance of 6.0 million common limited partner units in a private placement to partially fund the purchase price, (ii) certain proved reserves and associated assets from Titan Operating, L.L.C. (“Titan”) on July 25, 2012 for 3.8 million Partnership common units and 3.8 million convertible Class B preferred units, as well as $15.4 million in cash for closing adjustments, and (iii) DTE Gas Resources, LLC (“DTE”) for gross cash consideration of $257.4 million. The estimated adjustments to effect the acquisitions are described in the notes to the unaudited pro forma financial data.

The unaudited pro forma consolidated combined statements of operations information for the nine months ended September 30, 2012 and the year ended December 31, 2011 assumes the following transactions had occurred as of January 1, 2011. In addition, the pro forma consolidated combined balance sheet data as of September 30, 2012 reflect the following transactions as if they occurred on September 30, 2012:

•

the acquisition from Carrizo for gross cash consideration of $190.0 million, net of $3.0 million of purchase price reductions for working capital and other amounts, which was funded through (i) the private placement of 6,027,945 common units at a negotiated purchase price of $20.00 per unit and (ii) borrowings of $67.5 million under the Partnership’s revolving credit facility;

•

the acquisition of Titan for 3.8 million Partnership common units and 3.8 million Partnership convertible Class B preferred units, as well as $15.4 million in cash for closing adjustments, which was funded through borrowings under the Partnership’s revolving credit facility;

•

the sale of 7.9 million of the Partnership’s common units for net proceeds of $174.5 million, the net proceeds of which were used to repay borrowings under the Partnership’s revolving credit facility prior to funding the cash consideration for the DTE acquisition;

•

the DTE acquisition for gross cash consideration of $257.4 million, including $2.4 million of adjustments for working capital, which was funded through borrowings of $179.8 million from the Partnership’s revolving credit facility and $77.6 from the Partnership’s term loan credit facility.

The unaudited pro forma consolidated combined balance sheet and the pro forma consolidated combined statements of operations were derived by adjusting the Partnership’s historical consolidated combined financial statements. However, management of the Partnership believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above. The unaudited pro forma financial data presented is for informational purposes only and is based upon available information and assumptions that management of the Partnership believes are reasonable under the circumstances. This unaudited pro forma financial information is not necessarily indicative of what the financial position or results of operations of the Partnership would have been had the transactions been consummated on the dates assumed, nor are they necessarily indicative of any future operating results or financial position. The Partnership may have performed differently had the transactions actually occurred on the dates assumed.

The Partnership was formed in October 2011 by Atlas Energy, L.P. (“ATLS”), a publicly traded master-limited partnership (NYSE: ATLS), to own and operate substantially all of ATLS’s exploration and production assets, which were transferred to the Partnership on March 5, 2012. In February 2012, the board of directors of ATLS’s general partner approved the distribution of 5.24 million of the Partnership’s common limited partner units which were distributed on March 13, 2012 to ATLS’ unitholders using a ratio of 0.1021 of the Partnership’s common limited partner units for each of ATLS’ common units owned on the record date of February 28, 2012.

The Partnership’s historical consolidated combined balance sheet at September 30, 2012 and the portion of its historical consolidated combined statement of operations for the nine months ended September 30, 2012 subsequent to the transfer of assets on March 5, 2012 include its and its wholly-owned subsidiaries accounts. The portion of the Partnership’s historical consolidated combined statements of operations for the nine months ended September 30, 2012 prior to the transfer of assets on March 5, 2012 and the combined statement of operations for the year ended December 31, 2011 were derived from the separate records maintained by ATLS and may not necessarily be indicative of the conditions that would have existed if the Partnership had been operated as an unaffiliated entity. Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in consolidated combined balance sheets and related consolidated combined statements of operations. Such estimates included allocations made from the historical accounting records of ATLS, based on management’s best estimates, in order to derive the Partnership’s financial statements for the periods presented prior to the transfer of assets. Actual balances and results could be different from those estimates.

On February 17, 2011, ATLS acquired its exploration and production assets (the “Transferred Business”) from Atlas Energy, Inc. (“AEI”), the former owner of ATLS’ general partner. Upon its acquisition, ATLS’ management determined that the acquisition constituted a transaction between entities under common control. In comparison to the acquisition method of accounting, whereby the purchase price for the asset acquisition would have been allocated to identifiable assets and liabilities of the Transferred Business with any excess treated as goodwill, transfers between entities under common control require that assets and liabilities be recognized by the acquirer at historical carrying value at the date of transfer, with any difference between the purchase price and the net book value of the assets recognized as an adjustment to partners’ capital. Also, in comparison to the acquisition method of accounting, whereby the results of operations and the financial position of the Transferred Business would have been included in ATLS’ consolidated combined financial statements from the date of acquisition, transfers between entities under common control require the acquirer to reflect the effect of the assets acquired and liabilities assumed and the related results of operations at the beginning of the period during which it was acquired and retrospectively adjust its prior year financial statements to furnish comparative information. As such, ATLS reflected the impact of the acquisition of the Transferred Business on its consolidated combined financial statements, which are the basis of the Partnership’s consolidated combined financial statements for the period prior to the transfer of assets on March 5, 2012, in the following manner:

•

Recognized the assets acquired and liabilities assumed from the Transferred Business at their historical carrying value at the date of transfer, with any difference between the purchase price and the net book value of the assets recognized as an adjustment to partners’ capital; and

•

Retrospectively adjusted its consolidated combined financial statements for any date prior to February 17, 2011, the date of the Transferred Business acquisition, to reflect its results on a consolidated combined basis with the results of the Transferred Business as of or at the beginning of the respective period. The Transferred Business’ historical financial statements prior to the date of acquisition reflect an allocation of general and administrative expenses determined by AEI to the underlying business segments, including the Transferred Business. ATLS has reviewed AEI’s general and administrative expense allocation methodology, which is based on the relative total assets of AEI and the Transferred Business, for the Transferred Business’ historical financial statements prior to the date of acquisition and believes the methodology is reasonable and reflects the approximate general and administrative costs of its underlying business segments.

With regard to the calculation of pro forma net income (loss) per common limited partner unit, the general partner’s Class A unit interest in net income (loss) is calculated on a quarterly basis based upon its 2% Class A ownership interest and incentive distributions, with a priority allocation of net income in an amount equal to the general partner’s actual incentive distributions for the respective period, in accordance with the partnership agreement, and the remaining net income or loss is allocated with respect to the general partner’s and limited partners’ ownership interests.

ATLAS RESOURCE PARTNERS, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET

SEPTEMBER 30, 2012

(in thousands)

(Unaudited)

	Historical	Historical DTE	Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,266	$—	$268,213	(a)	$24,266
			(10,764	)(b)
			(257,449	)(d)
Accounts receivable	29,743	7,571	—		37,314
Current portion of derivative asset	6,518	—	—		6,518
Subscriptions receivable	8,495	—	—		8,495
Prepaid expenses and other	7,107	2,972	—		10,079

Total current assets	76,129	10,543	—		86,672
PROPERTY, PLANT AND EQUIPMENT, NET	1,016,110	336,609	(73,629	)(c)	1,279,090
GOODWILL AND INTANGIBLE ASSETS, NET	33,149	—	—		33,149
LONG-TERM DERIVATIVE ASSET	5,144	—	—		5,144
OTHER ASSETS, NET	8,410	329	7,264	(b)	16,003

	$1,138,942	$347,481	$(66,365)		$1,420,058

LIABILITIES AND PARTNERS’ CAPITAL/EQUITY
CURRENT LIABILITIES:
Accounts payable	$42,831	13,365	$—		$56,196
Liabilities associated with drilling contracts	5,550	—	—		5,550
Current portion of derivative liability	280	—	—		280
Current portion of derivative payable to Drilling Partnerships	13,363	—	—		13,363
Accrued well drilling and completion costs	50,169	—	—		50,169
Payable to DTE	—	157,281	(157,281	)(c)	—
Accrued liabilities	33,039	—	—		33,039

Total current liabilities	145,232	170,646	(157,281)		158,597
LONG-TERM DEBT	222,000	—	93,742	(a)	315,742
LONG-TERM DERIVATIVE LIABILITY	4,051	—	—		4,051
LONG-TERM DERIVATIVE PAYABLE TO DRILLING PARTNERSHIPS	4,483	—	—		4,483
ASSET RETIREMENT OBLIGATIONS AND OTHER	54,428	3,038	—		57,466
COMMITMENTS AND CONTINGENCIES
PARTNERS’ CAPITAL/EQUITY:
General partner’s interest	7,646	—	—		7,646
Common limited partners’ interests	596,348	—	174,471	(a)	767,319
			(3,500	)(b)
Preferred limited partners’ interests	96,110	—	—		96,110
Equity	—	173,797	83,652	(c)	—
			(257,449	)(d)
Accumulated other comprehensive income	8,644	—	—		8,644

Total partners’ capital/equity	708,748	173,797	(2,826)		879,719

	$1,138,942	$347,481	$(66,365)		$1,420,058

ATLAS RESOURCE PARTNERS, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(in thousands)

(Unaudited)

	Historical	Historical Carrizo	Historical Titan	Historical DTE	Adjustments		Pro Forma
REVENUES:
Gas and oil production	$61,323	$6,878	$9,733	$38,217	$—		$116,151
Well construction and completion	92,277	—	—	—	—		92,277
Gathering and processing	10,311	—	—	—	—		10,311
Administration and oversight	8,586	—	—	—	—		8,586
Well services	15,344	—	—	—	—		15,344
Loss on mark-to-market derivatives	—	—	(1,477)	—	—		(1,477)
Other, net	(4,952)	—	67	(187)	—		(5,072)

Total revenues	182,889	6,878	8,323	38,030	—		236,120

COSTS AND EXPENSES:
Gas and oil production	16,247	4,278	3,988	15,584	—		40,097
Well construction and completion	79,882	—	—	—	—		79,882
Gathering and processing	13,185	—	—	—	—		13,185
Well services	7,076	—	—	—	—		7,076
General and administrative	48,427	—	1,532	5,689	—		55,648
Chevron transaction expense	7,670	—	—	—	—		7,670
Depreciation, depletion and amortization	33,848	—	10,170	16,460	4,118	(e)	64,648
					52	(f)

Total costs and expenses	206,335	4,278	15,690	37,733	4,170		268,206

OPERATING INCOME (LOSS)	(23,446)	2,600	(7,367)	297	(4,170)		(32,086)
Interest expense	(2,529)	—	(1,520)	(4,464)	(413	)(g)	(14,832)
					(209	)(h)
					(234	)(i)
					(5,463	)(j)
Loss on asset sales and disposal	(7,019)	—	—	—	—		(7,019)

NET INCOME (LOSS)	(32,994)	2,600	(8,887)	(4,167)	(10,489)		(53,937)

Preferred limited partner dividends	(1,221)	—	—	—	(3,389	)(k)	(4,610)

NET INCOME (LOSS) ATTRIBUTABLE TO OWNER’S INTEREST, COMMON LIMITED PARTNERS AND THE GENERAL PARTNER	$(34,215)	$2,600	$(8,887)	$(4,167)	$(13,878)		$(58,547)

ALLOCATION OF NET INCOME (LOSS):
Portion applicable to owners’ interest (period prior to the transfer of assets on March 5, 2012)	$250	$(5,433)
Portion applicable to common limited partners and the general partner’s interests (period subsequent to the transfer of assets on March 5, 2012)	(34,465)	(53,114)

NET INCOME (LOSS) ATTRIBUTABLE TO OWNER’S INTEREST, COMMON LIMITED PARTNERS AND THE GENERAL PARTNER	$(34,215)	$(58,547)

ALLOCATION OF NET LOSS ATTRIBUTABLE TO COMMON LIMITED PARTNERS AND THE GENERAL PARTNER:
Common limited partners’ interest	$(33,776)	$(52,052)
General partner’s interest	(689)	(1,062)

Net loss attributable to common limited partners and the general partner	$(34,465)	$(53,114)

NET LOSS ATTRIBUTABLE TO COMMON LIMITED PARTNERS PER UNIT:
Basic	$(1.06)	$(1.18)

Diluted	$(1.06)	$(1.18)

WEIGHTED AVERAGE COMMON LIMITED PARTNER UNITS OUTSTANDING:
Basic and Diluted	31,865	43,973

ATLAS RESOURCE PARTNERS, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands)

(Unaudited)

		Historical	Historical	Historical
	Historical	Carrizo	Titan	DTE	Adjustments		Pro Forma
REVENUES:
Gas and oil production	$66,979	$47,118	$30,886	$38,724	$—		$183,707
Well construction and completion	135,283	—	—	—	—		135,283
Gathering and processing	17,746	—	—	—	—		17,746
Administration and oversight	7,741	—	—	—	—		7,741
Well services	19,803	—	—	—	—		19,803
Other, net	(30)	—	327	(584)	—		(287)

Total revenues	247,522	47,118	31,213	38,140	—		363,993

COSTS AND EXPENSES:
Gas and oil production	17,100	13,936	5,330	14,850	—		51,216
Well construction and completion	115,630	—	—	—	—		115,630
Gathering and processing	20,842	—	—	—	—		20,842
Well services	8,738	—	—	—	—		8,738
General and administrative	27,536	—	2,556	8,438	—		38,530
Depreciation, depletion and amortization	30,869	—	26,527	18,038	23,165	(e)	98,809
					210	(f)
Long-lived asset impairment	6,995	—	196,835	—	—		203,830

Total costs and expenses	227,710	13,936	231,248	41,326	23,375		537,595

OPERATING INCOME (LOSS)	19,812	33,182	(200,035)	(3,186)	(23,375)		(173,602)
Interest expense	—	—	(2,055)	(6,468)	(1,650	)(g)	(18,763)
					(838	)(h)
					(468	)(i)
					(7,284	)(j)
Gain on asset sales and disposal	87	—	—	—	—		87

NET INCOME (LOSS)	19,899	33,182	(202,090)	(9,654)	(33,615)		(192,278)

Preferred limited partner dividends	—	—	—	—	(6,147	)(k)	(6,147)

NET INCOME (LOSS) ATTRIBUTABLE TO OWNERS’ INTEREST, COMMON LIMITED PARTNERS AND THE GENERAL PARTNER	$19,899	$33,182	$(202,090)	$(9,654)	$(39,762)		$(198,425)

ALLOCATION OF NET INCOME (LOSS):
Portion applicable to owners’ interest (period prior to the transfer of assets on March 5, 2012)	$19,899						$(198,425)
Portion applicable to common limited partners and the general partner’s interests (period subsequent to the transfer of assets on March 5, 2012)	—						—

NET INCOME (LOSS) ATTRIBUTABLE TO OWNERS’ INTEREST, COMMON LIMITED PARTNERS AND THE GENERAL PARTNER	$19,899						$(198,425)

ATLAS RESOURCE PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(a)	To reflect the net proceeds of (i) $174.5 million net of $7.3 million of transaction costs, from the public offering of 7.9 million of common limited partner units to investors at a net offering price per unit of $22.09 (net of $0.92 per unit for underwriters’ discount and fees) and (ii) net borrowings of $75.4 million under the Partnership’s term loan credit facility and $18.3 million under the Partnership’s revolving credit facility.

(b)	To reflect the partial application of the $268.2 million of net proceeds from the public offering of common limited partner units and borrowings under the Partnership’s term loan credit facility and revolving credit facility for (i) the payment of $7.3 million of term loan credit facility and revolving credit facility fees and other transaction costs, which will be amortized over the remaining term of the respective debt instrument and (ii) the payment of costs of $3.5 million related to the DTE acquisition, which are expensed as incurred.

(c)	To reflect the preliminary purchase price allocation of the DTE acquisition. Due to the recent date of the DTE acquisition, the purchase price allocation for the assets acquired and liabilities assumed is based upon estimated fair values, which are subject to adjustment and could change significantly as the Partnership continues to evaluate this preliminary allocation.

(d)	To reflect the consummation of the DTE acquisition through the transfer to DTE of cash consideration of $257.4 million.

(e)	To reflect incremental depreciation, depletion and amortization expense, using the units-of-production method, related to the oil and natural gas properties acquired.

(f)	To reflect incremental accretion expense related to $3.9 million of asset retirement obligations on oil and natural gas properties acquired.

(g)	To reflect the adjustment to interest expense to finance the $67.5 million of borrowings under the Partnership’s revolving credit facility to partially fund the acquisition of assets from Carrizo based on the interest rate of 2.5%.

(h)	To reflect the amortization of deferred financing costs incurred as a result of the Carrizo acquisition related to the Partnership’s revolving credit facility over the remainder of the facility’s respective term.

(i)	To reflect the adjustment to interest expense to finance the $18.8 million of borrowings under the Partnership’s revolving credit facility to partially fund the acquisition of Titan based on the interest rate of 2.5%.

(j)	To reflect the adjustment to interest expense resulting from borrowings of $75.4 million under the Partnership’s term loan credit facility and $18.3 million under the Partnership’s revolving credit facility, both of which were used to finance the DTE acquisition and related acquisition and financing costs, at a current interest rate of approximately 7.8%.

(k)	To reflect the Class B preferred unit dividend payment of $0.40 per quarter per Class B preferred unit.